CONTACTS
From: Anthony J. DeFazio	For: Brian S. Block, EVP & CFO
DeFazio Communications, LLC	American Realty Capital Properties, Inc.
tony@defaziocommunications.com	bblock@arlcap.com
Ph: 484-532-7783	Ph: 212-415-6500

FOR IMMEDIATE RELEASE

AMERICAN REALTY CAPITAL PROPERTIES, INC.
ANNOUNCES DATE CHANGE FOR INVESTOR CALL

NEW YORK, NY, March 27, 2012 — American Realty Capital Properties, Inc., (“ARCP” or the “Company”) (NASDAQ: ARCP) announced today that, due to technical difficulties, it has rescheduled its conference call to discuss operating results for the quarter ended December 31, 2011, which was originally scheduled at 3:00 pm ET, March 26, 2012. The call will now be held at 12:00 pm ET, on April 2, 2012. Nicholas S. Schorsch, chairman and chief executive officer, and Brian S. Block, executive vice president and chief financial officer, will host the call. Interested parties can listen to the earnings conference call by dialing 1-877-317-6789 (domestic), 1-412-317-6789 (international), or 1-866-605-3852 (Canada).  A replay of the earnings conference call will be available by telephone through July 3, 2012 at 1-877-344-7529 (domestic), or 1-412-317-0088 (international) using conference code 10012205.

American Realty Capital Properties, Inc. is a publicly-traded Maryland corporation listed on The NASDAQ Capital Market that intends to qualify as a real estate investment trust focused on owning and acquiring single tenant freestanding commercial properties subject to net leases with high credit quality tenants. Additional information about the Company can be found on the Company’s website at www.americanrealtycapitalproperties.com.